UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2013

AMERIANA BANCORP
(Exact name of registrant as specified in charter)

Indiana	0-18392	35-1782688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Bundy Avenue, New Castle, Indiana  47263-1048
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (765) 529-2230

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On August 26, 2013, following notification by the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions that it was permitted to do so, the Board of Directors of Ameriana Bank rescinded a previously adopted resolution.

On July 26, 2010, following a joint examination by and discussions with the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions, the Board of Directors of the Bank adopted a resolution agreeing to, among other things:

•	Adopt a capital plan to increase its Tier 1 Leverage Ratio to 8.50% by June 30, 2010 and to maintain a Total Risk-Based Capital Ratio of 12.00%;

•	Adopt a written plan to lower classified assets;

•	Formulate and implement a written profit plan;

•	Receive prior written consent from the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions before declaring or paying any dividends;

•	Strive to reduce total holdings of bank-owned life insurance; and

•	Furnish quarterly progress reports regarding the Bank’s compliance with all provisions of the resolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIANA BANCORP

Dated: August 26, 2013	By:	/s/ Jerome J. Gassen
Jerome J. Gassen
President and Chief Executive Officer